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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
FSC Semiconductor Corporation:

We consent to incorporation by reference in the registration statements (Nos. 333-35347 and 333-58603) on Form S-8 of FSC Semiconductor Corporation of our reports dated June 16, 1998, except as to Note 19, which is as of July 20, 1998, relating to the consolidated balance sheets of FSC Semiconductor Corporation and subsidiaries as of May 31, 1998 and May 25, 1997, the related consolidated and combined statements of operations and stockholders' equity (deficit) for each of the years in the three-year period ended May 31, 1998, and the related consolidated statement of cash flows for the year ended May 31, 1998 and all related schedules, which reports appear in the 1998 annual report on Form 10-K of FSC Semiconductor Corporation.

Our report refers to a change in the method of accounting for business process reengineering costs as a result of the Company adopting the provisions of the Emerging Issues Task Force Issue 97-13, "Accounting for Business Process Reengineering Costs."

                                             KPMG Peat Marwick LLP

Boston, Massachusetts
August 27, 1998